Exhibit 99.1

FOR IMMEDIATE RELEASE

Jamie Fulmer (864) 342-5633

jfulmer@advanceamerica.net

Advance America Announces Agreement to Acquire Approximately 300 Retail Consumer Finance Locations from CompuCredit Holdings

SPARTANBURG, S.C., August 8, 2011 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA), announced today that it has entered into an agreement with CompuCredit Holdings Corporation to purchase substantially all of the assets of CompuCredit’s retail storefront consumer finance business for a total consideration of approximately $45.6 million, subject to certain adjustments. The transaction is expected to close in the fourth quarter of 2011, and Advance America expects it to be accretive to earnings in 2012.

As of June 30, 2011, CompuCredit’s retail storefront consumer finance business consisted of approximately 300 locations in nine different states and had approximately $42.3 million in outstanding gross advances and fees receivable.

Highlights of the acquired business’s unaudited financial results for the trailing twelve months ended June 30, 2011 include:

•                  Total revenues of $72.1 million

•                  Center gross profit of $20.3 million

•                  Selling, General &Administrative expense of $8.8 million

•                  Depreciation expense of $0.9 million

Commenting on today’s announcement, Advance America’s President and Chief Executive Officer, Patrick O’Shaughnessy said, “This is an exciting opportunity for Advance America and we look forward to adding these locations, and the people that made them successful, to our existing national network. Consumer demand for short-term credit remains strong. We believe this acquisition will enable us to expand consumer access to simple, reliable and affordable financial services, which is the foundation of our business, while providing immediate and long-term value to our shareholders.”

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About Advance America Cash Advance

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of non-bank cash advance services, with approximately 2,350 centers and 55 limited licensees in 29 states, the United Kingdom, and Canada. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit www.advanceamerica.net for more information.

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Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including, but not limited to, the Company’s ability to execute its long-term strategy and to manage operational efficiencies across its national footprint), our business strategy, legislative and regulatory developments in our industry, our ability to close the proposed transaction and integrate the assets to be acquired in a manner that will be accretive to our earnings, strengthen the consumer demand for and access to our short-term credit products, and provide immediate long-term value to our shareholders,  are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, copies of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamerica.net